UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2011

NEOPHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

NeoPhotonics Corporation

2911 Zanker Road

San Jose, California 95134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 232-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b) Departure of Directors.

On June 17, 2011, Stephen T. Jurvetson and Yat Bun Peng both resigned as Directors of NeoPhotonics Corporation effective on June 17, 2011.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Annual Meeting of Stockholders (the “Annual Meeting”) of NeoPhotonics Corporation (the “Company”) was held on June 17, 2011. At the Annual Meeting, the stockholders voted on the following four proposals and cast their votes as described below.

PROPOSAL 1: ELECTION OF DIRECTORS

The individuals listed below were elected at the Annual Meeting as Class I directors, to serve for a three-year term on the Company’s Board of Directors (the “Board”):

Nominee	For	Against	Broker Non-Votes
Timothy S. Jenks	18,442,171	200,796	1,328,347
Bjorn Olsson	18,435,194	207,773	1,328,347

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposal 2 was a management proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2011, as described in the proxy materials. This proposal was approved.

For	Against	Abstained
19,709,997	16,337	244,980

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Proposal 3 was a management proposal to hold an advisory vote on executive compensation, as described in the proxy materials. This proposal was approved.

For	Against	Abstained	Broker Non-Vote
17,787,489	40,862	814,616	1,328,347

PROPOSAL 4: ADVISORY VOTE ON FREQUENCY OF AN ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

Proposal 4 was a management proposal to hold an advisory vote on the frequency of the advisory vote on executive compensation, as described in the proxy materials. “3 Years” was approved.

1 Year	2 Years	3 Years	Abstained	Broker Non-Vote
4,045,415	263,274	13,520,624	813,654	1,328,347

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 22, 2011	NEOPHOTONICS CORPORATION

	By:	/s/ Timothy S. Jenks
Timothy S. Jenks
Chairman and CEO